As filed with the Securities and Exchange Commission on June 16, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________
STANDARD BIOTOOLS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0513190
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2 Tower Place, Suite 2000
South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)
Standard BioTools Inc. Amended and Restated 2011 Equity Incentive Plan
(Full Title of Plan)
Agnieszka Gallagher
Senior Vice President and Chief Legal Officer
2 Tower Place, Suite 2000
South San Francisco, CA 94080
(650) 266-6000
(Name, Address and Telephone Number, including area code, of Agent for Service)
Copy to:
William C. Hicks, Esq.
John T. Rudy, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
(617) 542-6000
_______________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Standard BioTools Inc. (f/k/a Fluidigm Corporation) (the “Registrant”) for the purpose of registering an additional 4,700,000 shares of common stock, $0.001 par value per share, of the Registrant (the “Common Stock”) reserved for issuance under the Standard BioTools Inc. Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”) effective as of June 14, 2023. This registration statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (File No. 333-172206) relating to an employee benefit plan is effective. The information contained in the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on February 11, 2011, March 26, 2012, March 12, 2013, February 21, 2014, February 26, 2015, March 3, 2016 (as amended on March 15, 2016), January 13, 2017, January 16, 2018, January 11, 2019, June 28, 2019, July 10, 2020 and May 28, 2021 (File Nos. 333-172206, 333-180363, 333-187204, 333-194084, 333-202325, 333-209904, 333-215555, 333-222561, 333-229214, 333-232441, 333-239810, 333-256617) is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.

Exhibit No.	Description	Form	Incorporated by Reference From Exhibit Number	Date Filed
4.1	Specimen Common Stock Certificate of the Registrant.	S-8	4.1	4/1/2022
4.2	Eighth Amended and Restated Certificate of Incorporation of the Registrant filed on February 15, 2011.	10-K	3.1	3/28/2011
4.3	Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation.	S-8	4.3	4/1/2022
4.4	Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock.	8-K	3.1	11/22/2016
4.5	Certificate of Elimination of Series A Participating Preferred Stock of the Registrant.	8-K	3.1	8/2/2017
4.6	Certificate of Designations of Rights, Preferences and Privileges of Series B-1 Convertible Preferred Stock.	8-K	3.6	4/5/2022
4.7	Certificate of Designations of Rights, Preferences and Privileges of Series B-2 Convertible Preferred Stock.	8-K	3.7	4/5/2022
4.8	Amended and Restated Bylaws of Standard BioTools Inc.	S-8	4.8	4/1/2022
4.9+	Amended and Restated 2011 Equity Incentive Plan.	8-K	10.1	6/16/2023
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 hereto).
24.1*	Power of Attorney (contained on signature page hereto).
107*	Filing Fee Table.

*    Filed herewith.
+    Indicates management contract or compensatory plan, contract, or arrangement.

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on June 16, 2023.
STANDARD BIOTOOLS INC.
By:    /s/ Michael Egholm, Ph.D.
Name:    Michael Egholm, Ph.D.
Title:    President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Michael Egholm, Ph.D., Jeffrey G. Black and Agnieszka Gallagher as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, proxy and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxy and agents, each action alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 16, 2023.

Signature	Title	Date

/s/ Michael Egholm, Ph.D.	President and Chief Executive Officer (Principal Executive Officer); Director	June 16, 2023
Michael Egholm, Ph.D.

/s/ Jeffrey G. Black	Chief Financial Officer (Principal Financial and Accounting Officer)	June 16, 2023
Jeffrey G. Black

/s/ Carlos V. Paya, M.D., Ph.D.	Chairman of the Board of Directors	June 16, 2023
Carlos V. Paya, M.D., Ph.D.

/s/ Frank R. Witney, Ph.D.	Director	June 16, 2023
Frank R. Witney, Ph.D.

/s/ Fenel M. Eloi	Director	June 16, 2023
Fenel M. Eloi

/s/ Laura M. Clague	Director	June 16, 2023
Laura M. Clague

/s/ Eli Casdin	Director	June 16, 2023
Eli Casdin

/s/ Martin D. Madaus, Ph.D.	Director	June 16, 2023
Martin D. Madaus, Ph.D.

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